SECURITY SALES AGREEMENT

     THIS SECURITY SALES AGREEMENT (this “Agreement”), made as of this    day of                      , 2004, between INVESTORS REAL ESTATE TRUST, a North Dakota Business Trust, 12 South Main Street, Minot, North Dakota 58701 (hereinafter “IRET”), and                ,                               (hereinafter “BROKER”).

     WHEREAS, IRET has filed a Registration Statement on Form S-3 (SEC File No. 333-112465) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register for sale to the public $150,000,000 of its Shares of Beneficial Interest (hereinafter “COMMON SHARES”) and Preferred Shares of Beneficial Interest; and,

     WHEREAS, BROKER is a broker registered with the National Association of Securities Dealers (the “NASD”);

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

     1. IRET hereby appoints BROKER as a broker, on a best efforts basis, to offer said COMMON SHARES for sale for $10.10 per SHARE with a minimum purchase of 100 COMMON SHARES. BROKER agrees, solely on a best efforts basis, to conduct a sales effort necessary to market the COMMON SHARES and in accordance with the terms and conditions of this Agreement. Broker acknowledges that it is being appointed as Broker hereunder on a non-exclusive basis and IRET shall allocate the COMMON SHARES among Broker and other broker-dealers in its sole discretion. In the sole discretion of IRET, Broker may, or may not, be allocated any of the COMMON SHARES.

     2. This Agreement shall become effective only upon the date the Registration Statement is declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and shall terminate on the earlier of (i) notice of termination by either party to the other party, (ii) the termination or completion of the offering made pursuant to the Registration Statement or (iii) if the Registration Statement is no longer effective under the Act.

     3. IRET shall provide BROKER with prompt written notification of (i) the effectiveness of the Registration Statement under the Act; and (ii) the approval of a “no objection” letter from the NASD in connection with the offering contemplated by the Registration Statement.

     4. IRET shall be responsible for paying all costs and expenses relating to the registration of the COMMON SHARES, including the preparation, printing and filing of the Prospectus Supplement and the Registration Statement and the prospectus contained therein (the “Prospectus”) and all amendments and exhibits thereto, all filing and registration fees and costs under federal or state securities laws, all filings fees and expenses in connection with review by the NASD and all legal, accounting, printing and filing fee expenses in connection therewith.

     5. All solicitation expenses in connection with the offering of COMMON SHARES, including travel, telephone and other expenses incurred by BROKER and its salespersons shall be the responsibility of BROKER and its salespersons.

     6. As compensation for its services hereunder, BROKER shall receive a commission of five per cent (5%) of the proceeds of all of the COMMON SHARES sold by it and paid for. All commissions shall be rounded down to the nearest penny. Assuming a sale of the COMMON SHARES at $10.10 per share, the commission would be $.505 per SHARE.

     7. BROKER or its fulltime employees shall be allowed to purchase COMMON SHARES, provided that any COMMON SHARES so acquired shall not be sold, transferred, assigned, pledged or hypothecated by any person for a period of one year following the date of acquisition. The one-year holding period shall be calculated in accordance with Rule 144(d) of Securities Act of 1933. Additionally, any such purchase shall be at $10.10 per share.

     8. Any notice to be given under this Agreement shall be deemed properly given three days after the same is deposited postage prepaid with the United States Postal Service for First Class or Priority Delivery to the following:

If to IRET:	If to BROKER:

Michael J. Hale, Asst. VP
Investors Real Estate Trust
12 South Main Street
PO Box 1988
Minot, ND 58702-1988
Telephone: (701) 837-4738
Fax: (701) 838-7785

     9. BROKER hereby represents and warrants that it: (i) is registered as a broker-dealer under the Securities and Exchange Act of 1934; (ii) is qualified to act as a dealer in all jurisdictions in which the COMMON SHARES are offered by the BROKER; (iii) is a member in good standing with the National Association of Securities Dealers, Inc.; and (iv) will maintain such registrations, qualifications and membership throughout the term of this Agreement. BROKER will comply with all applicable federal laws, the laws of the states concerned, and the rules and regulations of the National Association of Securities Dealers, Inc., including, without limitation, Rule 2110, IM 2110-1, 2420, 2710(c)(7)(A), 2720, 2730, 2740, and 2750 of the NASD Conduct Rules. BROKER shall not be entitled to any compensation under this Agreement during any period in which it has been suspended or expelled from membership in the National Association of Securities Dealers, Inc.

     10. IRET represents and warrants to and agrees with BROKER as set forth on Schedule A.

     11. IRET hereby indemnifies and will hold BROKER harmless from all claims, demands, liabilities and expenses arising out of or based on any of the representations, warranties or agreements made by IRET herein or arising out of or based upon any untrue statement or alleged statement of any material facts contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading. IRET will reimburse BROKER for any legal or other expenses reasonably incurred in connection with investigation or defending any such loss, claim, demand, damage, liability or action as such expenses are incurred.

     12. BROKER hereby indemnifies and will hold IRET harmless from all claims, demands, liabilities and expenses arising out of or based on violation by BROKER of the terms of this Agreement. BROKER will reimburse IRET for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, demand, damage, liability or action as such expenses are incurred.

     This Agreement shall be binding upon and shall inure to the benefit of the parties, their successors and assigns.

INVESTORS REAL ESTATE TRUST

By

Thomas A. Wentz, Jr.
Senior Vice President

[BROKER]

By:

SCHEDULE A

     1. IRET has been duly organized and is a validly existing business trust under the laws of the State of North Dakota and is duly qualified to conduct its business in all other states in which the conduct of its business requires such qualification.

     2. IRET has the power under North Dakota law to conduct the business activities described in the Trust Agreement (as defined in the Prospectus) and the Registration Statement.

     3. The Trust Agreement authorizes an unlimited number of COMMON SHARES of Beneficial Interest and such COMMON SHARES conform to the statements made about them in the Registration Statement, the Prospectus Supplement and the Prospectus. The COMMON SHARES being offered pursuant to the Prospectus Supplement and the accompanying Prospectus have been duly and validly authorized and issued. The COMMON SHARES once sold and paid for by a purchaser shall be legally issued, fully paid and non-assessable. Since the effective date of the Registration Statement, there has been no dividend or distribution of any kind declared, paid or made by IRET on any class of its capital stock, other than as disclosed in the Registration Statement, the Prospectus Supplement or the Prospectus.

     4. The COMMON SHARES have been approved for listing on The Nasdaq Stock Market’s National Market System.

     5. This Agreement has been duly authorized, executed and delivered by IRET and constitutes a valid and binding obligation of IRET enforceable in accordance with its terms.

     6. The statements included in the section titled “Certain Tax Considerations” in the Prospectus are true, correct and complete in all material respects.

     7. The financial statements included or incorporated by reference in the Prospectus Supplement, the Registration Statement and the Prospectus contained therein present fairly the financial position of IRET as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in the Registration Statement present fairly the information required to be stated therein.

     8. On the effective date of the Registration Statement, the Registration Statement conformed or will conform in all respects to the requirements of the Act, and the rules and regulations of the Commission and did not or will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Since the effective date of the Registration Statement and, except as contemplated by the Prospectus or the Prospectus Supplement, there has been no material adverse change in the condition (financial or other), business, properties or results of operations of IRET other than general economic and industry conditions.

     9. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Registration Statement in connection with the issuance and sale of the COMMON SHARES by IRET, except such as have been obtained and made under the Act and the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

     10. IRET is not aware of any material, legal or governmental proceedings pending or threatened to which IRET is a party or which the property thereof is the subject; and there are no material contracts of a character to be disclosed in the Registration Statement, Prospectus Supplement or Prospectus which are not disclosed, filed and accurately summarized therein.

     11. IRET will advise BROKER promptly of any proposal to amend or supplement the Registration Statement as filed or the related Prospectus and IRET will also advise BROKER promptly of the effectiveness of any amendment or supplement of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

     12. If, at any time when a prospectus relating to the COMMON SHARES is required to be delivered under the Act in connection with sales by the BROKER or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, IRET will promptly notify BROKER of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

     13. IRET has made available to BROKER true, correct and complete copies of all correspondence with regulatory agencies, including, without limitation, the SEC and the NASD in connection with the offering contemplated by the Registration Statement and the sales by BROKER pursuant to this Agreement.

     14. The representations, warranties and agreements of IRET made in this Agreement will survive delivery and payment of any COMMON SHARES sold by BROKER pursuant to this Agreement.